Exhibit 10.18

CONSENT TO
SUB-SUBLEASE

This CONSENT TO SUB-SUBLEASE (this “Consent Agreement”) is made and entered into as of the 29 day September, 2015, by and among DRAWBRIDGE 5301 SOUTHWEST PARKWAY, LLC, a Delaware limited liability company (“Landlord”); OVERWATCH SYSTEMS, LTD., a Delaware corporation (“Tenant”), YETI COOLERS, LLC, a Delaware limited liability company (“First Subtenant”), and AVAI Ventures, Inc a Texas corporation (“Second Subtenant”).

RECITALS

A.                                 Landlord and Tenant are the current parties to that certain Office Lease Agreement (the “Original Lease Agreement”), dated as of December 9, 2005, covering the approximately 48.117 acres of land out of the Thomas Anderson Survey No. 17, Abstract No. 2 in Travis County, Texas, as more particularly described therein.

B.                                  The Original Lease Agreement has been amended pursuant to (i) that certain First Amendment to Lease, dated as of June 29, 2006, (ii) that certain Second Amendment to Office Lease, dated as of November 30, 2006, (iii) that certain Third Amendment to Office Lease, dated as of September 7, 2007, and (iv) that certain Fourth Amendment to Office Lease, dated as of March 28, 2008 (the Original Lease Agreement, as amended, collectively, the “Lease”).

C.                                  Tenant sublet a portion of the Premises to First Subtenant in a Sublease Agreement dated February 8, 2013 (the “Yeti Sublease Agreement”).  Landlord consented to the Yeti Sublease Agreement in a Consent Agreement (the “First Yeti Consent Agreement”) dated February 8, 2013.

D.                                 Tenant sublet to First Subtenant, under Amendment One to the Yeti Sublease Agreement, an additional 11,500 RSF of the Premises.  Landlord consented to Amendment One in a Consent Agreement (the “Second Yeti Consent Agreement”) dated July 24, 2015.

E.                                   Tenant also sublet a portion of the Premises to Second Subtenant in a Sublease Agreement dated April 24, 2014 (the “AVAI Sublease Agreement”).  Landlord consented to this AVAI Sublease Agreement in a Consent Agreement (the “First AVAI Consent Agreement”) dated May 2014.

F.                                    Second Subtenant desires to sub-sublease to First Subtenant 3779 RSF of the Second Subtenant’s subleased premises in a Sub-Sublease agreement dated September 17, 2015 (the “Sub-Sublease”), depicted in Exhibit A, attached hereto.  The Sub-Subleased Premises shall be sub-subleased on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.                                    Landlord’s Consent. Landlord hereby consents to above described the sub-subleasing of the Subleased Premises by Second Subtenant to First Subtenant,

subject to and upon the terms and conditions set forth herein, and subject to execution and delivery of this Consent Agreement by all parties hereto.

2.                                    General Provisions.

(a)                               By execution hereof, Tenant ratifies the Lease, Subtenants acknowledge that they have received a complete and correct copy of the Lease and are familiar with the terms, provisions, rules and regulations of the Lease, and Subtenants agrees not to do or omit to do anything which would cause Tenant to be in breach of the Lease.  Any such act or omission shall also constitute a breach of this Consent Agreement entitling Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Subtenants, whether or not Landlord proceeds against Tenant.  Landlord’s consent set forth in Section 1 hereof shall not be deemed a consent to any other assignments, subleases or transfers under the Lease or to any other matter requiring the consent of Landlord under the Lease.  No assignment, encumbrance or other transfer of the Sublease, nor any sub-sublease, encumbrance or other transfer of the Sublease Premises, shall be made by Tenant and/or Subtenant without Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed (in the manner contemplated by the Lease), and any attempt to do so without Landlord’s written consent shall at Landlord’s option be null and void.  This Consent Agreement shall not release Tenant or Subtenants from any existing or future duty, obligation or liability to Landlord pursuant to the Lease, nor shall the Sub-Sublease or this Consent Agreement change, modify or amend the Lease in any manner, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding on Landlord.

(b)                              The Sub-Sublease is subject and subordinate at all times to this Consent Agreement and to the Lease, and all of its terms, covenants and conditions.  Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of any of the provisions of the Sub-Sublease or as a representation or warranty by Landlord in respect thereof.  Landlord is not consenting to, approving of, or ratifying the terms, covenants and conditions of the Sub- Sublease and is not assuming any obligations under the Sub-Sublease.  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Sub-Sublease: (i) nothing in the Sub-Sublease shall create or expand the liability or obligations of Landlord, whether to Tenant, Subtenants or any other party, and Landlord hereby withholds consent to anything in the Sub-Sublease that does create or expand the liability or obligations of Landlord, (ii) nothing in the Sub-Sublease shall limit any rights of Landlord, and Landlord hereby withholds consent to anything in the Sub- Sublease that does limit any right of Landlord, (iii) Subtenants shall have no rights to expand or relocate the Sub- Subleased Premises beyond the Premises, or extend or renew the term of the Sub- Sublease beyond the term of the Lease, regardless of whether Tenant may have such rights under the Lease, and Subtenants shall have no right to exercise Tenant’s rights thereunder, and (iv) any special rights under the Lease which by their terms are personal or non-assignable (including, but not limited to, any extension, expansion, relocation, early termination, signage, or parking rights that by their terms are personal or non-assignable, if any), are not being assigned by the Sub- Sublease (notwithstanding anything to the contrary contained therein), and to the extent that such rights by their terms no longer apply after a sublease, then such rights shall be of no further force or effect.

(c)                               Any alterations, additions or improvements to the Sub-Subleased Premises shall comply with the requirements of the Lease.

3.                                    Termination of Lease: Attornment: Direct Payment to Landlord.  Any Lease Termination (as hereinafter defined) prior to the termination of the Sub-Sublease, shall at Landlord’s option either: (i) terminate the Sub-Sublease or (ii) operate as an assignment of the Sublease to Landlord on the terms described herein.  Landlord’s option herein may be exercised by written notice to Sub-Subtenant within ninety (90) days after Landlord receives written notice of such Lease Termination (or at Landlord’s option such earlier date after Landlord otherwise becomes aware of such Lease Termination, or becomes aware of any circumstances that could result in such Lease Termination if Landlord desires to send a notice to become effective when such Lease Termination occurs).  “Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, causes the Lease to be terminated, cancelled, rejected in bankruptcy, insolvency, reorganization or other such proceedings, foreclosed against, or otherwise come to an end, including but not limited to: (i) a default by Tenant under the Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Lease is subject, or (iii) the termination of Tenant’s leasehold estate by dispossession proceedings or otherwise.

4.                                    Notices.  Any notice given by any party to another party hereto respecting this Consent Agreement, the Premises or the Sub-Subleased Premises or any matter relating thereto shall be delivered personally, by overnight delivery, by recognized courier, or by certified or registered mail, return receipt requested, postage prepaid, to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions.  The addresses set forth below shall supersede any addresses for notices set forth in the Lease.  If no address is given below, then the address for that party shall be the address set forth in the Lease, or in the absence thereof, shall be the address of the Premises.  Any such notice shall be deemed given immediately upon personal delivery, one (1) business day after deposit for overnight delivery, or three (3) business days after deposit for certified or registered mail.

LANDLORD:	Drawbridge 5301 Southwest Parkway, LLC
Three Embarcadero Center, Suite 2310
San Francisco, CA 94111
Attn: Mark S. Whiting/Charles B. McEachron

TENANT:	Overwatch Systems
5301 Southwest Parkway
Austin, TX 78735
Attn: Gary Raven

With a copy to:
Textron Systems Corporation
c/o AAI Corporation
124 Industry Lane
Hunt Valley, MD 21030
Attn: Legal Department

FIRST SUBTENANT:	Yeti Coolers, LLC
Attn: David Bullock, CFO
3411 Hidalgo Street
Austin, TX 78702

With a copy to:
Yeti Coolers, LLC
Attn: David Bullock, CFO
5301 Southwest Parkway
Austin, TX 78735

With a copy to:
Jackson Walker
Attn: Chad Smith
100 Congress, Suite 1100
Austin, TX 78701

SECOND SUBTENANT:	AVAI Ventures, Inc
Attn: Rand Arnold, President
5301 Southwest Parkway Suite 150
Austin, TX 78735

5.                                    Authority.  Each of the parties to this Consent Agreement represents and warrants to the other parties to this Consent Agreement that the undersigned person signing this Consent Agreement on behalf of such party is a duly elected officer or representative of the entity he/she represents and has been fully empowered by proper resolution of the Board of Directors or other governing body of such entity to execute and deliver this Consent Agreement; that the entity he/she represents has full capacity to enter into this Consent Agreement and to perform the obligations on its part to be performed; and that all necessary internal actions have been taken with respect to such entity in connection with this Consent Agreement.

6.                                    Miscellaneous.  This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject at all times, to all agreements and restrictions contained in the Lease, and herein, with respect to subleasing, assignment, or other transfer.  The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral.  No provision of the Sublease or this Consent Agreement may be amended except in writing signed by all parties hereto or their successors (except that in the case of Lease Termination, no agreement or signature by Tenant shall be required).  In the event of any inconsistency between the terms of the Sublease and this Consent Agreement or the Lease, the terms of this Consent Agreement or the Lease, as the case may be, shall govern and control.  If any term, covenant or condition of this Consent Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Consent Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Consent Agreement shall be valid and in force to the fullest extent permitted by law.

7.                                    Governing Law.  This Consent Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  Any disputes arising under this Consent Agreement shall be heard and determined solely in the courts located in the State of Texas.

8.                                    Not Binding Until Fully Signed and Delivered.  Unless and until all parties hereto have executed and delivered this Consent Agreement, this Consent Agreement and Landlord’s consent herein shall be of no force or effect, notwithstanding that Landlord and Tenant may have permitted temporary occupancy by Subtenant or other matters in connection herewith.

«Signatures Follow on Next Page»

IN WITNESS WHEREOF the following parties have executed this Consent Agreement as of the date first written above.

TENANT:

OVERWATCH SYSTEMS, LTD., a
Delaware corporation

By:	/s/ Gary Raven
Name (Printed):	Gary Raven
Title:	Dir Programs & Operations

FIRST
SUBTENANT:

YETI COOLERS, LCC,
a Delaware limited liability company

By:	/s/ David Bullock
Name (Printed):	David Bullock
Title:	CFO

SECOND
SUBTENANT:

AVAI Ventures, Inc
a Texas corporation

By:	/s/ J. Rand Arnold
Name (Printed):	J. Rand Arnold
Title:	CEO

LANDLORD:

Drawbridge 5301 Southwest Parkway, LLC, a
Delaware limited liability company

By:	/s/ Charlie McEachron
Name (Printed):	Charlie McEachron
Title:	Chief Operating Officer

EXHIBIT A
SUB-SUBLEASE

SUB-SUBLEASE AGREEMENT

THIS SUB-SUBLEASE AGREEMENT (this “Sub-Sublease”) is made and entered into this 17th day of September, 2015, by and between YETI COOLERS, LLC, a Delaware limited liability company (the “Sub-Sublessee”) and AVAI MOBILE SOLUTIONS, LLC, a Texas limited liability company (the “Sub-Sublessor”).

WHEREAS, by lease dated December 9, 2005, as amended by five (5) additional amendments (collectively the “Lease”) OVERWATCH SYSTEMS, LTD., a Delaware corporation (“Sublessor”) leased from TDC-AIS Overwatch, L.P., predecessor-in-interest to OS AUSTIN PROJECT CORPORATION (the “Lessor”) certain premises consisting of approximately 48.117 acres of land out of the Thomas Anderson Survey No. 17, Abstract No, 2 in Travis County, Texas, and the improvements to be constructed thereon, as more particularly described therein, also known as 5301 Southwest Parkway, Austin, TX 78735 (the “Premises”);

WHEREAS, by sublease dated __________, as amended (collectively the “Sublease”) Sub-Sublessor leased from Sublessor certain premises consisting of approximately three thousand seven hundred seventy nine (3,779) square feet on the first (1st) floor of the building located within the Premises, known as Suite 150 and more particularly described on Exhibit “A” attached hereto, as more particularly described therein (the “Subleased Premises”);

WHEREAS, Sub-Sublessor has agreed to sublease a portion of the Subleased Premises, consisting of approximately three thousand seven hundred seventy nine (3,779) square feet on the first (1st) floor of the building located on the Premises, known as Suite _ and more particularly described on Exhibit “A” attached hereto (the “Sub-Subleased Premises”) to Sub-Sublessee on the terms and conditions hereinafter set forth; and

NOW THEREFORE, in consideration of the rents, covenants, agreements, stipulations and provisions contained herein to be paid, kept and performed by both Sub-Sublessee and Sub-Sublessor, the parties do hereby agree as follows:

1.                                    DEFINITIONS.  Unless otherwise set forth in this Sub-Sublease, all capitalized terms shall have the same meaning as set forth in the Lease or Sublease, as the context may indicate.

2.                                    SUB-SUBLEASE TERM: Sub-Sublessor does hereby demise and sublease the Sub- Subleased Premises to Sub-Sublessee and Sub-Sublessee does hereby sublease the Sub- Subleased Premises from Sub-Sublessor commencing on the later to occur of (i) October 1, 2015, or (ii) the day following the consent of both the Lessor and the Sublessor (the “Commencement Dale”) and ending on July 31, 2017 (the “Termination Date”), unless sooner terminated pursuant to any provision hereof (the “Term”).  Promptly upon the occurrence of the Commencement Date, Sub-Sublessee and Sub- Sublessor shall execute a letter addendum to this Sub-Sublease confirming such Commencement Date.

3.                                    USE: The Sub-Subleased Premises shall be used for Sub-Sublessee’s office use, and for no other use whatsoever.

4.                                    RENT: Sub-Sublessee covenants and agrees to pay to Sub-Sublessor, without deduction or set off, rental for the Term (the “Rent”) as follows:

Term	Gross Rate	Sq. Footage	Monthly Rent
Months 1-June 30, 2016	$24.00 per RSF	3,779 NRA	$7,558.00
July l, 2016-July 31,2017	$25.00 per RSF	3,779 NRA	$7,872.92

In the event any payment of Rent is not paid within five (5) days following the date due, Sub-Sublessee shall pay to Sub-Sublessor, upon demand, a late charge equal to five cents for each dollar overdue.  All Rent is payable in advance in the aforesaid monthly installments of Rent on the first day of each month, with interest at the maximum rate per year permitted by law on any unpaid installments from the date due until paid in full Rent payable for any partial month will be prorated on a daily basis.

5.                                    SECURITY DEPOSIT, TIME AND PLACE OF RENT PAYMENT:  Concurrently with the execution hereof, Sub-Sublessee shall deposit with Sub-Sublessor the sum of Twenty Two Thousand Six Hundred and Seventy Four Dollars ($22,674.00) (the “Security Deposit”) to insure the timely and faithful performance of each of the terms and conditions hereof by Sub-Sublessee.  Sub-Sublessor shall have the right to commingle said funds with other funds of Sub-Sublessor.  Sub-Sublessor shall hold the Security Deposit and shall have the right, but not the obligation, to use the same to cure any default by Sub-Sublessee hereunder or to repair any damage to the Sub-Subleased Premises caused by Sub-Sublessee, its employees, agents or invitees.  In the absence of any default or damage to the Sub-Subleased Premises, Sub-Sublessor shall repay said sum, without interest, to Sub-Sublessee within sixty (60) days following the end of the Term, as the same may be extended.  In the event Sub-Sublessor applies the Security Deposit or any portion thereof in accordance with this Paragraph 5, Sub-Sublessee shall be obligated immediately to pay to Sub-Sublessor the amount required to restore the Security Deposit to its original amount.  This section shall survive the expiration of the Sub-Sublease.  All payments of Rent shall be made, in advance, without notice, on the first (1st) day of each month during the Term, and addressed to address in the Notice provision or to such other person or at such other place as Sub-Sublessor may from time to time designate in writing.

6.                                    OPERATING EXPENSE: Utilities, janitorial, building management, building maintenance and property taxes are included in the Rent above per the Lease.  The Rent is inclusive of all operating expenses and there will be no operating expense pass throughs over the Term of the Sub-Sublease outside those allowed within the Lease.  Normal operating hours and HVAC hours for the Premises are from 7:00 am to 6:00 pm, Monday through Friday, and from 8:00 am to 1:00 pm on Saturdays.  If Sub-Sublessee requires after hours HVAC, -charges for after hour HVAC through the entire Term will be passed through as charged to the Sub-Sublessor per the Lease.

7.                                    BUSINESS PRIVILEGE TAXES, BUSINESS USE TAXES AND OCCUPANCY TAXES: Sub-Sublessee agrees to pay any revenue tax or charge, occupancy tax,

business privilege tax, business use tax or any other tax that may be levied against the Sub-Subleased Premises or Sub-Sublessee’s use or occupancy thereof during the Term.

8.                                    RIGHT OF ENTRY: Following the execution of this Sub-Sublease and prior to the Commencement Date, Sub-Sublessee shall have access to the Sub-Subleased Premises.  The purpose of said access includes, but it not limited to, evaluating what alterations, repairs or improvements are needed to modify the Sub-Subleased Premises for its use.  Sub-Sublessee may not commence any such alteration, repair or improvement until Sub- Sublessor, Sublessor and Lessor shall have consented thereto pursuant to Paragraph 10 and Sublessor and Lessor shall have consented to this Sub-Sublease.  Sub-Sublessee’s access to the Sub-Subleased Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sub-Sublease, except for the payment of Rent Sub-Sublessee hereby agrees to indemnify and hold harmless Sub-Sublessor, Sublessor and Lessor from any and all liability, claims, demands, expenses, damages and judgments arising as a result of Sub-Sublessee’s access to the Sub-Subleased Premises pursuant to this Paragraph 8, except Sub-Sublessee shall have no liability for Sub-Sublessor’s gross negligence or willful misconduct.

9.                                    ACCEPTANCE AND SURRENDER OF SUB-SUBLEASED PREMISES: Except as otherwise set forth herein, Sub-Sublessee agrees to accept the Sub-Subleased Premises in its present “as is” condition at the date of this Sub-Sublease, it being both parties intent that Sub-Sublessee shall bear the full cost and expense of modifying or renovating the Sub-Subleased Premises for its use.

10.                            ALTERATIONS AND MODIFICATIONS: Sub-Sublessee agrees to obtain Sub- Sublessor’s, Sublessor’s and Lessor’s prior written approval of alterations, modifications, repairs or renovations made to the Sub-Subleased Premises.  Sub-Sublessor agrees that it shall promptly review plans and drawings submitted and that it will not unreasonably delay or deny approval with respect to non-structural alterations.  Notwithstanding the foregoing, Sub-Sublessor’s consent to such alterations shall be subject to Sublessor’s consent thereto, and Sublessor’s consent shall be subject to Lessor’s consent thereto.  Any alterations, modifications or renovations of or to the Sub-Subleased Premises shall be limited to partition changes (non-bearing walls), electrical and mechanical alterations, telephone relocations, and decorating.  The structural integrity of the Building will not be disturbed in any way.  Sub-Sublessee shall provide Sub-Sublessor with a waiver of liens prior to the commencement of any alterations or modifications to the Sub-Subleased Premises and a release of liens at the completion of any alterations or modifications to the Sub-Subleased Premises executed by all contractors who performed such alterations or modifications.  In addition, Sub-Sublessee agrees that all work performed upon the Sub- Subleased Premises shall be done in a good and workmanlike manner and shall be in accordance with all applicable law.  Unless expressly agreed to the contrary, all alterations, modifications and renovations, upon completion of construction thereof, shall become part of the Sub-Subleased Premises and the property of Lessor without payment therefore by Sub-Sublessor and shall be surrendered to Lessor under the Lease at the end of the Term or upon sooner termination of this Sub-Sublease pursuant to the terms hereof.  Sub-Sublessee shall not be responsible for any alterations that were completed by Sub-Sublessor prior to Sub-Sublessee occupying the Sub-Subleased Premises.  Sub- Subleesee agrees that any modifications made shall not impede the existing operating exits currently in place for Sub-Sublessor.  In the event any alterations or modifications are made that force Sub-Sublessor to create new exits for code purposes, Sub-Sublessee shall bear the cost of these additional alterations.

11.                            REPAIRS/MAINTENANCE: Sub-Sublessee shall, throughout the Term, at its sole cost and expense, keep the Sub-Subleased Premises clean, keep waste and drain pipes open and generally maintain the Sub-Subleased Premises and the improvements now or hereafter comprising all or any part of the Sub-Subleased Premises and the fixtures and appurtenances thereto in good order, repair and condition, normal wear and tear and casualty and condemnation only excepted.  Sub-Sublessee shall, throughout the Term promptly report all damage or injury to the Sub-Subleased Premises, caused by (a) the gross negligence or willful misconduct of Sub-Sublessee or its employees, agents, invitees, licensees, subtenants or contractors; (b) the act of moving in or out of the Sub-Subleased Premises; and/or (c) the installation and/or removal of any furniture, fixtures or other property.

12.                            LEASE AND SUBLEASE CONTROLLING: The Lease, Sub-Sublessee acknowledges that it is fully familiar with the terms of the Lease, a copy of which is attached hereto and made a part hereof as Exhibit “B”.  Sub-Sublessee hereby agrees to perform and observe all of the responsibilities, covenants, terms and obligations on the part of Sublessor as tenant to be performed or observed under the Lease with respect to the Sub-Subleased Premises during the Term or any option terms of this Sub-Sublease, other than the obligation to pay to Lessor the fixed rent and additional rent provided in the Lease.

The Sublease.  Sub-Sublessee acknowledges that it is fully familiar with the terms of the Sublease, a copy of which is attached hereto and made a part hereof as Exhibit “C”.  Sub-Sublessee hereby agrees to perform and observe all of the responsibilities, covenants, terms and obligations on the part of Sub-Sublessor as subtenant to be performed or observed under the Sublease with respect to the Sub-Subleased Premises during the Term or any option terms of this Sub-Sublease, other than the obligation to pay to Sublessor the fixed rent and additional rent provided in the Sublease.

Sub-Sublessor shall not be bound by any warranties and representations made by the Lessor in the Lease or the Sublessor in the Sublease, nor shall Sub-Sublessor be obligated to perform any of the terms, covenants, conditions and agreements in the Lease required to be performed by the Lessor or in the Sublease required to be performed by the Sublessor; and Sub-Sublessee agrees to look solely to the Lessor (or Sublessor as applicable) for the performance of the same.  Sub-Sublessee further covenants and agrees not to violate or cause to be violated any of the terms and provisions of the Lease or Sublease.  Sub-Sublessee shall be bound by all of the restrictions and limitations placed upon Sublessor as tenant under the Lease and Sub-Sublessor as subtenant under the Sublease, as if Sub-Sublessor were the landlord and the Sub-Sublessee were the tenant thereunder.  Notwithstanding anything to the contrary contained or implied herein, Sub-Sublessee acknowledges that Sub-Sublessee is hereby granted no more rights or privileges with respect to the Sub-Subleased Premises than Sub-Sublessor, as subtenant, has under the Sublease.  Sub-Sublessee further covenants and agrees that it shall not engage in any dispute with, or file any action against Lessor or Sublessor without obtaining Sub-Sublessor’s prior written consent thereto, such consent not to be unreasonably withheld, conditioned or delayed, and Sub-Sublessee hereby expressly waives any rights it may have to engage in any such dispute or file any such action without said consent of Sub-Sublessor.

In the event the Lease or Sublease is terminated pursuant to its terms for any reason, this Sub-Sublease shall automatically cease and terminate as of the date upon which the Lease or Sublease is so terminated, without recourse to Sub-Sublessee.  In the event Sub-Sublessee incurs costs in curing such default, Sub-Sublessee may receive a dollar-for-dollar credit against future installments of Rent until such time as Sub-Sublessee has recouped the entire amount incurred in remedying such default.  Sub-Sublessor hereby covenants to timely pay all rent and other sums due and owing to Sublessor under the Sublease, perform the covenants and undertakings of Sub-Sublessor as subtenant under the Sublease to the extent the same are not Sub-Sublessee’s obligations herein during the term of this Sub-Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Sublease.  Sub-Sublessor shall promptly provide Sub-Sublessee with copies of any default notices received from Lessor under the Lease or Sublessor under the Sublease.  Sub-Sublessor shall not amend or modify the Lease or Sublease in any manner which affects Sub-Sublessee’s use and occupancy of the Sub-Subleased Premises without first obtaining the written consent of Sub-Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed.

Sub-Sublessee hereby indemnifies and agrees to hold harmless Sub-Sublessor against any and all claims, loss and damage, including without limitation reasonable attorneys’ fees and disbursements, which may at any time be asserted by Sublessor against Sub-Sublessor for failure of Sub-Sublessee to perform any of the covenants, agreements, terms, provisions of conditions contained in the Lease or Sublease, which, by reason of the provisions of this Sub-Sublease, Sub-Sublessee is obligated to perform.  Sub-Sublessee further indemnifies and agrees to hold harmless Sub-Sublessor from any costs, expenses, claims or damages, including without limitation, reasonable attorneys’ fees and disbursements, arising during the Term or option terms hereof with respect to the Sub-Subleased Premises or Sub-Sublessee’s use and occupancy thereof.

Notwithstanding anything in this Sub-Sublease contained to the contrary, Sub-Sublessor shall not be liable for any of the obligations, duties, responsibilities or liabilities of the Sublessor under the Sublease or for the failure or any delay by the Sublessor to perform or discharge the same.  Sub-Sublessor shall not be obligated upon, or to take any action by reason of any matter relating to the operation, maintenance, repair, replacement or restoration of the Sub-Subleased Premises or any facilities or services thereof.

Neither party will do or permit anything to be done which would cause the Lease or Sublease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Lease or Sublessor under the Sublease.  Sub-Sublessee will indemnify and hold Sub-Sublessor harmless from and against (a) all damages of any kind whatsoever arising from any breach or default on its part by reason of which the Sublease or Lease shall be terminated or forfeited, and (b) all other liabilities, claims and damages arising out of or in connection with the use and occupancy of the Sub-Subleased Premises, unless due to the gross negligence or willful misconduct of Sub-Sublessor.

13.                            SUBLEASE AND LEASE IN EFFECT: Sub-Sublessor warrants and represents, to the best of Sub-Sublessor’s knowledge, information and belief, that the Lease and Sublease are subsisting and is in full force and effect, Sub-Sublessor and Sublessor are not in default thereunder, and alt rents, additional rents and charges due thereunder are and will be paid.

14.                            SUBLETTING OR ASSIGNMENT: Sub-Sublessee covenants that it will not assign its interest in this Sub-Sublease, in whole or in part, or permit the subletting of the Sub- Subleased Premises or any part thereof without the prior written consent of Sub- Sublessor, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, a Permitted Transfer, as defined in Section 11E of the Lease, shall not be considered an assignment under the terms of this Sub-Sublease.  In the event of any permitted assignment or subletting at a rental rate in excess of that being charged to Sub-Sublessee hereunder, Sub-Sublessee shall pay to Sub-Sublessor, as collected, half of such excess rents after deducting all reasonable fees incurred in connection with such assignment or sublease.  Sub-Sublessee shall be entitled to retain fifty percent (50%) of any profit from the assignment or subletting of its rights hereunder.

15.                            INSURANCE AND INDEMNITY: Sub-Sublessee agrees to indemnify and hold harmless Sub-Sublessor, Sublessor and Lessor from and against all liability, claims, demands, expenses, damages and judgments arising from Sub-Sublessee’s breach of this Sub-Sublease and from property damage or injury to third parties (including wrongful death) upon the Sub-Subleased Premises during the Term or any extension thereof, unless due to the gross negligence or willful misconduct of Lessor, Sublessor or Sub-Sublessor.  Sub-Sublessee agrees, at its own cost and expense, to keep the Sub-Subleased Premises insured under a public liability policy against claims for property damage and personal injury to third parties (including wrongful death).  The minimum amounts of such insurance coverage shall not be less than the amounts required by the Lease.  Upon execution of this Sub-Sublease by Sub-Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sub-Sublessee shall furnish to Lessor, Sublessor and Sub-Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current and shall name Sub-Sublessor, Sublessor and Lessor as additional insured.  Sub-Sublessee further agrees to indemnify and hold harmless Sub-Sublessor, Sublessor and Lessor from all liability arising out of the filing of any mechanic’s or materialman’s lien against the Sub-Subleased Premises by reason of any act or omission of Sub-Sublessee.

16.                            PERSONAL PROPERTY: Sub-Sublessee agrees to assume full responsibility for its personal property located at the Sub-Subleased Premises, and to indemnify and hold harmless Sub-Sublessor, Sublessor and Lessor against damage thereto sustained by fire, theft or other casualty loss.  Sub-Sublessor hereby waives its right to any lien, statutory or otherwise, against any of Sub-Sublessee’s personal property, trade fixtures, equipment or inventory, for purposes of securing Sub-Sublessee’s obligations under this Lease, or otherwise, and agrees within (10) days of Sub-Sublessee’s written request to execute in favor of Sub-Sublessee’s lender the form of lien waiver and access agreement attached hereto as Exhibit “D” or if otherwise requested by the Sub-Sublessee, a commercially reasonable form of lien waiver and access agreement giving such lender rights to notice, opportunity (but no obligation) to cure, and access (including for up to 90 days after default if such lender pays rent for such period) to such lender’s collateral In addition, if required, Sub-Sublessor agrees to cooperate and use good faith efforts to acquire Sublessor and Lessor’s execution of similar to documents to the extent required by Sub-Sublessee’s lender

17.                            NOTICES: All notices required shall be given by registered or certified mail, postage prepaid, return receipt requested.  Notice to the Sub-Sublessee shall be addressed to:

Yeti Coolers, LLC
Attn: Bryan Barksdale

PO Box 163686
Austin, TX 78716-3686

With a copy to:
Yeti Coolers, LLC
Attn: Bryan Barksdale
5301 Southwest Parkway
Austin, TX 78735

With a copy to:
Jackson Walker
Attn: Chad Smith
100 Congress, Suite 1100
Austin, TX 78701

Notice to Sub-Sublessor shall be addressed to:
Avai Mobile

With a copy to:

All notices shall be deemed received two (2) days after mailing.

18.                            HOLD OVER AND SUB-SUBLESSOR DEFAULT: Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the date herein specified as the end of the Term, and the Term shall expire on the date herein mentioned without notice being required from either party.  In the event that Sub-Sublessee remains beyond the expiration date of the Term, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to one hundred twenty-five percent (125%) of the monthly Rent in effect at the expiration of the Term plus any amounts charged against Sub-Sublessor as subtenant under the Sublease for holdover rent or penalty.  It is further agreed that Sub-Sublessee shall indemnify and hold harmless Sub-Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments incurred by Sub-Sublessor as a result of Sub-Sublessee’s retaining possession.

19.                            SUB-SUBLESSEE DEFAULT: The occurrence of any one or more of the following events shall constitute a default under this Sub-Sublease by Sub-Sublessee:

a.        The failure by Sub-Sublessee to make any payment of Rent, or any other payment required to be made by Sub-Sublessee hereunder on the date due where such failure shall continue for a period of five (5) days after the same shall become due and payable.

b.        The failure by Sub-Sublessee to observe or perform any of the covenants, conditions or provisions of this Sub-Sublease other than as described in the immediately preceding paragraph and/or the failure by Sub-Sublessee to observe or perform any of the covenants, conditions or provisions of the Lease or Sublease to which Sub-Sublessee has agreed to be bound pursuant to the terms of this Sub-Sublease, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sub-Sublessor to Sub-Sublessee.

c.        The making by Sub-Sublessee of any general arrangement or assignment for the benefit of creditors; Sub-Sublessee becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Sub-Sublessee, the same be dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or substantially all of Sub-Sublessee’s assets or of Sub-Sublessee’s interest in this Sub-Sublease, where possession is not restored to Sub-Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of all or substantially all of Sub-Sublessee’s assets or of Sub-Sublessee’s interest in this Sub- Sublease, where such seizure is not discharged within thirty (30) days.

20.                            REMEDIES: In the event of any such default by Sub-Sublessee, Sub-Sublessor may at any time thereafter, without limiting Sub-Sublessor in the exercise of any right or remedy which Sub-Sublessor may have by reason of such default or breach:

a.                                     Terminate Sub-Sublessee’s right to possession of the Sub-Subleased Premises by any lawful means, in which case this Sub-Sublease shall terminate and Sub- Sublessee shall immediately surrender possession of the Sub-Subleased Premises to Sub-Sublessor.  In such event, Sub-Sublessor shall be entitled to recover from Sub-Sublessee all damages permitted to be recovered by a landlord pursuant to the laws of the jurisdiction where the Sub-Subleased Premises are located, together with all damages incurred by Sub-Sublessor by reason of Sub-Sublessee’s default, including, but not limited to, the cost of recovering possession of the Sub-Subleased Premises, reasonable attorneys fees, and any real estate commission actually paid.

b.                                    Maintain Sub-Sublessee’s right to possession in which case this Sub-Sublease shall continue in effect whether or not Sub-Sublessee shall have vacated or abandoned the Sub-Subleased Premises.  In such event, Sub-Sublessor shall be entitled to enforce all of Sub-Sublessor’s rights and remedies under this Sub- Sublease, under the laws of the jurisdiction where the Sub-Subleased Premises are located at law and equity, including the right to recover the Rent, Additional Rent, and all other sums due hereunder as the same become due.

c.                                     Declare the entire balance of Rent, Additional Rent and all other sums payable hereunder during the remaining Term of this Sub-Sublease to be immediately due, payable and in arrears as if by the terms and provisions of this Sub-Sublease said balance of Rent, Additional Rent and other sums were on that date payable in advance.  Any such acceleration by Sub-Sublessor shall not constitute a waiver of any right or remedy of Sub-Sublessor.

d.                                    Pursue any other remedy now or hereafter available to Sub-Sublessor under the laws of the jurisdiction where the Sub-Subleased Premises are located or in equity.

e.                                     Pursue any remedy enforceable by Sublessor under the Sublease or Lessor under the Lease to the extent they apply to the Sub-Subleased Premises.

All remedies available to Sub-Sublessor hereunder shall be cumulative and concurrent.  No waiver or delay in enforcement by Sub-Sublessor of any breach of Sub-Sublessee’s obligations hereunder shall constitute a waiver of any such breach or any subsequent breach.

In the event there is a continuance of an Event of Default described in Section 18 (i) of the Lease by Sublessor to Lessor, Sub-Sublessee shall make their rent payments directly to Lessor, upon receipt of written notice provided by Lessor

21.                            INTEREST: In the event that any sums due and payable to Sub-Sublessor pursuant to the terms of this Sub-Sublease are not paid when due, such sums shall bear interest at the rate of twelve percent (12%) per year, from the due date until actually paid, unless that rate is usurious as applied to Sub-Sublessee in which event the rate shall be reduced to the highest non-usurious rate.  Neither the accrual nor the payment of interest shall cure any default by Sub-Sublessee under this Sub-Sublease.

22.                            BROKERS: Sub-Sublessor and Sub-Sublessee represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the subletting of the Sub-Subleased Premises except _________ (the “Listing Broker”) and _________ (the “Sub-Sublessor Broker”).  Sub-Sublessor shall be solely liable for any commission due to the Listing Broker and Sub-Sublessor Broker.  Sub-Sublessor and Sub-Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of this Sub-Sublease.

23.                            COMPLIANCE WITH LAWS: Sub-Sublessee shall, throughout the Term of this Sub- Sublease, observe and comply with all statutes, laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the Sub-Subleased Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Sub-Subleased Premises, or to the fixtures and equipment thereof.

24.                            AUTHORITY: The parties executing this Sub-Sublease represent and warrant that they have the full right and lawful authority to execute this Sub-Sublease for the Term, in the manner and upon the conditions and provisions herein contained.

25.                            FURTHER DOCUMENTS: Each party agrees to execute and deliver to the other all instruments which may reasonably be required to carry out all terms and provisions of this Sub-Sublease.

26.                            RECOVERY OF FEES: If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sub-Sublease, the successful party shall be entitled to recover its expenses and reasonable attorney’s fees as determined by the court as part of the judgment or decree.

27.                            BINDING EFFECT: This Sub-Sublease shall be binding upon the successors and permitted assigns of Sub-Sublessee and Sub-Sublessor.

28.                            INTEGRATED DOCUMENT: This instrument, and its attachments, embodies all of the agreements between the parties with respect to the Sub-Subleased Premises, and no oral agreements, prior correspondence or other prior writings shall be held to vary the provisions hereof.  Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sub-Sublessee and Sub-Sublessor.

29.                            LESSOR’S AND SUBLESSOR’S CONSENT: This Sublease is contingent upon, and shall have no force or effect until receipt of, the Lessor’s and Sublessor’s written consent hereto in the form attached as Exhibit “E”.  The Sub-Sublessor agrees to exercise good faith in requesting Lessor’s and Sublessor’s written consent to this Sub-Sublease.

30.                            PARKING: Sub-Sublessee shall have the right to parking spaces associated with the Sub-Subleased Premises at a ratio of 4.69 spaces per 1000 RSF at no charge throughout the Term.

31.                            RELOCATION: Sub-Sublessor shall not have the right to relocate the Sub-Subleased Premises.

32.                            [SIGNS: Sub-Sublessor will place a building standard signage on the building directory located in the main lobby of the building and suite signage outside of Sub-Subleased Premises identifying Sub-Sublessee.  Sub-Sublessee shall be permitted to place one placement (panel) on the building exterior monument.  The signage on the building monument will match building standard.  Sub-Sublessee will not be responsible for removing signage or any costs associated with removing signage.]

33.                            SECURITY SYSTEM: The Premises is equipped with twenty-four (24) hour security.  Subject to Sub-Sublessor’s approval, which shall not be unreasonably withheld, Sub- Sublessee will have the right to install its own security system for the Sub-Subleased Premises.]

36.                            COUNTERPARTS: This Sub-Sublease may be executed in one or more counterparts, which together constitute one and the same instrument, and may be executed by facsimile or digital signature, each of which shall be deemed original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Sub-Sublease Agreement as of the day and year first above written,

SUB-SUBLESSEE:
YETI COOLERS, LLC
A Delaware limited liability company

By:	/s/ David Bullock
Name:	David Bullock
Title:	CFO

SUB-SUBLESSOR:
AVAI MOBILE SOLUTIONS LLC

By:	/s/ J. Rand Arnold
Name:	J. Rand Arnold
Title:	CEO

EXHIBIT “A”

SUBLEASED PREMISES AND SUB-SUBLEASED PREMISES

EXHIBIT “B”

The Lease

EXHIBIT “C”

The Sublease

2.         Landlord hereby agrees that the liens and security interests existing in favor of the Administrative Agent, for the ratable benefit of each and every party now or hereafter participating as a Lender under the Credit Agreement, shall be prior and superior to (i) any and all rights of distraint, levy, and execution which Landlord may now or hereafter have against the Collateral, (ii) any and ail liens and security interests which Landlord may now or hereafter have on and in the Collateral, and (iii) any and all other rights, demands and claims of every nature whatsoever which Landlord may now or hereafter have on or against the Collateral for any reason whatsoever, including, without limitation, rent, storage charge, or similar expense, cost or sum due or to become due Landlord by Tenant under the provisions of any lease, storage agreement or otherwise, and Landlord hereby subordinates all of its foregoing rights and interests in the Collateral to the security interest of the Administrative Agent in the Collateral.

3.         Upon the advance written notice from the Administrative Agent that an event of default has occurred and is continuing under the Credit Agreement, Landlord agrees that the Administrative Agent or its delegates or assigns may enter upon the Premises at any time or times, during normal business hours, to inspect or remove the Collateral, or any part thereof, from the Premises, without charge, either prior to or subsequent to the termination of the Lease, provided that in any event such removal shall occur no later than sixty (60) days after the termination of the Lease. The Administrative Agent shall repair or pay actual compensation to Landlord for damage, if any, to the Premises caused by the removal of the Collateral.  In addition to the above removal rights, Landlord will permit the Administrative Agent to remain on the Premises for sixty (60) days after the Administrative Agent gives Landlord written notice of its intention to do so, provided that the Administrative Agent shall pay to Landlord the rent due under the Lease pro-rated on a per diem basis determined on a 30-day month (provided, that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover status or similar charges).

4.         Landlord represents and warrants: (a) that it has not assigned its claims for payment, if any, nor its right to perfect or assert a lien of any kind whatsoever against Tenant’s Collateral; (b) that it has the right, power and authority to execute this Agreement; (c) that it holds legal title to the Premises; and (d) the Lease, together with all assignments, modifications, supplementations and amendments set forth in Exhibit A, represents, as of the date hereof, the entire agreement between the parties with respect to the Lease of the Premises.

5.         Landlord shall send to the Administrative Agent (in the manner provided herein) a copy of any written notice or written statement sent to Tenant by Landlord asserting a material default under the Lease that would entitle Landlord to terminate the Lease.  Such copy shall be sent to the Administrative Agent at substantially the same time such notice or statement is sent to Tenant.  Notices shall be sent to the Administrative Agent by prepaid, registered or certified mail, or by an overnight courier service (e.g. Federal Express) or via email addressed to the Administrative Agent at the following address, or such other address as the Administrative Agent shall designate to Landlord in writing:

Fifth Street Finance Corp.
10 Bank Street, 12th Floor
White Plains, New York 10606
Attn: General Counsel
Fax: (914) 328-4214

6.         Landlord shall not terminate the Lease until Landlord shall have given a copy of such written notice to the Administrative Agent as provided above and, in the event any such default is not cured by Tenant within any time period provided for under the terms and conditions of the Lease (or, if later, the date specified in such written notice), to the extent that such default is (i) curable, and (ii) could reasonably be expected to be cured within 30 days from the expiration of Tenant’s cure period under the Lease, Landlord will allow the Administrative Agent (a) thirty (30) days from the expiration of Tenant’s cure period under the Lease (or, if later, under such written notice) within which the Administrative Agent shall have the right, but shall not be obligated, to remedy such act, omission or other default and Landlord will accept such performance by the Administrative Agent; provided, that (i) the Administrative Agent will notify Tenant and Landlord within 10 days following receipt of written notice from Landlord of such default whether it intends to cure or attempt to cure such default, and (ii) failure to notify Tenant thereof within such 10 day period shall be deemed a waiver by the Administrative Agent of its right to effect or seek to effect such cure and (b) up to an additional thirty (30) days to occupy the Premises; provided that the Administrative Agent shall repair or pay actual compensation to Landlord for damage, if any, to the Premises caused by the removal of the Collateral and during such period of occupation the Administrative Agent shall pay to Landlord the rent due under the Lease pro-rated on a per diem basis determined on a thirty (30) day month (provided that such rent shall exclude any rent adjustments, indemnity payments or similar amounts payable under the Lease for default, holdover or similar charge).

7.         The undersigned will use commercially reasonable efforts to notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this Agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

8.         This Agreement shall continue in effect during the term of the Credit Agreement, and any extensions, renewals or modifications thereof and any substitutions therefor, shall be binding upon the successors, assigns and transferees of Landlord, and shall inure to the benefit of the transferees of Landlord, and shall inure to the benefit of the Administrative Agent, each Lender and their respective successors and assigns.  Landlord hereby waives notice of the Administrative Agent’s acceptance of and reliance on this Agreement.

9.         This Agreement (a) may be executed and delivered in any number of counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

10.       This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.  All judicial proceedings brought by Landlord, the Administrative Agent or Tenant with respect to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, each of Landlord, Administrative Agent and Tenant accepts, for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

11.       This Agreement represents the agreement of Landlord, Administrative Agent and Tenant with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Landlord, Administrative Agent and Tenant relative to the subject matter hereof not expressly set forth or referred to herein.

12.       This Agreement may not be amended, modified or waived except by a written amendment or instrument signed by each of Landlord, the Administrative Agent and Tenant.

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IN WITNESS WHEREOF, Landlord and the Administrative Agent have each caused this Agreement to be duly executed by their respective authorized representatives as of the date first above written.

Drawbridge 5301 Southwest Parkway, LLC, a Delaware limited liability company, as Landlord

By:	/s/ Charlie McEachron
Name:	Charlie McEachron
Title:	Chief Operating Officer

Acknowledged and Agreed:

_________________________, as Tenant

By:
Name:
Title:

Acknowledged and Agreed:

FIFTH STREET FINANCE CORP.,
as Administrative Agent for the Lenders

By:
Name:
Title:

Exhibit A

Lease

EXHIBIT “E”

LESSOR’S AND SUBLESSOR’S CONSENT TO SUB-SUBLEASE